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                                                                    EXHIBIT 10.2

                                                                      SCHEDULE 2


SHAREHOLDERS AGREEMENT


between


GERRIT VAN URK


and


ALBERT VAN URK


and


GUY REDFORD


and


TECHNOR INTERNATIONAL INC


and


WASP INTERNATIONAL (PTY) LTD

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                                       CONTENTS

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NO   CLAUSE                                                              PAGE NO

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1    DEFINITIONS                                                               4
2    PREAMBLE                                                                  5
3    ORGANISATION OF THE COMPANY                                               6
4    TERMS AND CONDITIONS OF SHAREHOLDER'S LOANS                               7
5    ADDITIONAL FINANCING                                                      8
6    SHAREHOLDERS' MEETINGS                                                    8
7    BOARD OF DIRECTORS                                                        9
8    DISPOSAL OR SALE OF ASSETS                                               10
9    ENTRENCHED PROVISIONS                                                    11
10   PRE-EMPTIVE RIGHTS                                                       13
11   CALL OPTIONS                                                             15
12   ARTICLES OF ASSOCIATION                                                  17
13   DIVIDEND POLICY                                                          17
14   EMPLOYMENT                                                               17
15   RESTRAINT                                                                17
16   ARBITRATION                                                              19
17   BREACH                                                                   19
18   NON-VARIATION                                                            20
19   DOMICILIUM AND NOTICES                                                   20
20   GENERAL                                                                  21
21   INTERPRETATION                                                           22
22   GOVERNING LAW AND JURISDICTION                                           23
23   COSTS                                                                    23
24   COUNTERPARTS                                                             23


SCHEDULE

The Company's Articles of Association                                 "1"
Employment Contract - Albert Van Urk                                  "2"
Employment Contract - Guy Redford                                     "3"

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1      DEFINITIONS

       For the purposes of this agreement unless the context indicates otherwise -

       1.1 "Agreement" means this shareholders agreement and the schedule hereto;

       1.2     "Albert" means Albert Van Urk;

       1.3 "Articles" means the articles of association of the Company, from time to time;

       1.4     "Auditors" means the auditors of the Company from time to time;

       1.5 "Board" means the board of directors of the Company from time to time;

       1.6 "Business Day" means any day other than a Saturday, Sunday or public holiday in the RSA, within the meaning of the Public Holidays Act, 1994 of the RSA;

       1.7 "Company" means Wasp International (Proprietary) Limited, Registration Number 93/00271/07;

       1.8 "Effective Date" means the date upon which all the parties to this agreement have signed this Agreement or in the event of their having signed the Agreement on different dates, the date of the last signature;

       1.9     "Gerrit" means Gerrit Van Urk;

       1.10 "GSM" means the global system for mobile communication as defined in the European Telecommunications Standards Institute standards;

       1.11    "Guy" means Guy Redford;

       1.12 "Prime Rate" means the basic quoted lending rate of interest at which the Standard Bank of South Africa Ltd lends on overdraft from time to time, as certified by any general manager of that bank, whose authority and appointment it shall not be necessary to prove;

       1.13 "RSA" means the Republic of South Africa, including the nine provinces identified in section 103 of the Constitution of the Republic of South Africa, 1996;

       1.14 "Shareholders" means Albert, Gerritt, Guy and Technor, collectively;

       1.15 "Shareholders' Loans" means all amounts due by the Company to the Shareholders on loan account from time to time;


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       1.16    "Shareholders' Meeting"  means the shareholders' meetings held in accordance with 6;

       1.17 "Shareholders' Proportion" means, in respect of any Shareholder at any time, the proportion which the number of shares in the Company which are beneficially owned by the Shareholder in question at the time in question bears to the total number of shares in the issued share capital of the Company at the time in question;

       1.18 "Share Sale Agreement"means the share sale agreement to which this Agreement constitutes Schedule 2;

       1.19 "Technor" means Technor International Inc, a corporation registered in Nevada, United States of America with its registered office at Satraangsvagen 88, S-18237 Danderyd, Sweden;

       1.20 "WGT" means the GSM technologies or products owned or developed by the Company, including but not being limited to core technology vehicle tracking systems, terminal units, communication processes, policy and procedures; technical information, know-how, whether or not patented or patentable, including, without limitation, specifications, marketing studies, physical performance and other operational information or data relating to any part of or improvement or new developments of the system or part of the system developed and made available for commercial exploitation by the Company from time to time.


2      PREAMBLE

       The parties record that -

       2.1 in terms of the Share Sale Agreement Technor has agreed to purchase 25 shares of the issued share capital of the Company subject to the terms and conditions set out in that agreement;

       2.2 Technor, having exercised the first option granted to it in terms of an option agreement entered into between it and the other parties to this Agreement on 1 June 1998, has a second option to acquire the remaining 75% of the total issued share capital of the Company subject to the terms and conditions set out in that agreement;

       2.3 it is a condition of the Share Sale Agreement that this Agreement be signed by the parties thereto and becomes unconditional; and

       the Shareholders wish to regulate their relationship as shareholders in the Company in the manner set out in this Agreement.


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                                                                          Page 5


3      ORGANISATION OF THE COMPANY

       It is recorded that the Company is organised on the following basis -

       3.1     NAME

               Wasp International (Proprietary) Limited.

       3.2     AUTHORISED SHARE CAPITAL

               R 1000,00 divided into 1000 ordinary par value shares of R 1,00 each.

       3.3     ISSUED SHARE CAPITAL

               R 100,00 divided into 100 ordinary par value shares of R 1,00 each of which -

               3.3.1 Albert will be the registered and beneficial holder of 25 ordinary shares par value of R 1,00 each in the issued share capital of the Company;

               3.3.2 Gerritt will be the registered and beneficial holder of 25 ordinary par value shares of R 1,00 each in the issued share capital of the Company;

               3.3.3 Guy will be the registered and beneficial holder of 25 ordinary par value shares of R 1,00 each in the issued share capital of the Company; and

               3.3.4 Technor will be the registered and beneficial holder of 25 ordinary par value shares of R 1,00 each in the issued share capital of the Company.

       3.4     ARTICLES OF ASSOCIATION

               As per Schedule "1" hereto.

       3.5     REGISTERED OFFICE

               Price Waterhouse, 90 Rivonia Road, Sandown, Sandton

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       3.6     AUDITORS

               Price Waterhouse, 90 Rivonia Road, Sandown, Sandton

       3.7     BANKERS

               Nedbank Limited, Fredman Drive, Sandown, Sandton

       3.8     FINANCIAL YEAR-END

               28 February


4      TERMS AND CONDITIONS OF SHAREHOLDER'S LOANS

       4.1 The parties record that as at the Effective Date the Company is indebted to the following shareholders in the following amounts :

               4.1.1  Albert : R 717 793,00;

               4.1.2  Gerritt : R 678 936,00; and

               4.1.3  Guy : R 864 013,00. .

               4.1.4 The parties agree that the Shareholders shall meet from time to time to discuss the finance required by the Company and the methods of providing such finance. All Shareholders Loans (including those in 4.1.1, 4.1.2 and 4.1.3) shall be governed by the following terms and conditions -

               4.1.5 all Shareholders' Loans will only be repaid by the Company when the Board considers that the Company is in a financial position to make such repayments;

               4.1.6 subject to 4.3 no Shareholders' Loan or any part thereof shall be repaid to any Shareholder unless a proportionate repayment is made to the other Shareholders;

               4.1.7 all Shareholders' Loans shall bear interest at the Prime Rate calculated and payable monthly in arrear.

       4.2 If the Company is wound-up (provisionally or finally) or is placed into judicial management in terms of a provisional or final order, then all amounts due to the Shareholders by the Company shall immediately become due and payable.
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       4.3     Subject to 4.1.1, if the Shareholders' Loans are at any time not in the Shareholders' Proportion, then any Shareholder whose Shareholders' Loans are in excess of its Shareholders' Proportion shall be entitled to the repayment of such excess before the repayment of any other Shareholders' Loans.


5      ADDITIONAL FINANCING

       The parties record that it is their intention that the Company be self financing but that if the Company requires additional finance from time to time for the establishment, development, expansion and carrying on of its business and if it cannot be raised from external sources, then the Shareholders shall meet in order to decide how best to raise that additional finance.


6      SHAREHOLDERS' MEETINGS

       6.1 The parties shall convene and hold Shareholders' Meetings of the Company on the following basis -

               6.1.1 a Shareholders' Meeting shall be held at least every 6 months;

               6.1.2 an annual general meeting of the Shareholders of the Company shall be held in accordance with the provisions of the Companies Act, 1973;

               6.1.3 at least 14 days' prior written notice of each Shareholders' Meeting is given to all Shareholders.

       6.2 Guy shall be the chairman at Shareholders' Meetings. If there is an equality of votes on any resolution tabled at a Shareholders' Meeting, then Guy shall have a second or casting vote at that meeting.

       6.3 There shall be no quorum at a Shareholders' Meeting unless Shareholders holding not less than 75% of the shares in the ordinary share capital of the Company are present in person or by proxy.

       6.4 No business shall be transacted at the Shareholders' Meeting unless a quorum is present at the commencement of and throughout the meeting.

       6.5 All resolutions to be passed at a Shareholders' Meeting shall acquire the approval of Shareholders holding not less than 50,1% of the shares in the issued ordinary share capital of the Company to be effected, but subject to the provisions of 9.

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                                                                          Page 8


       6.6 The Shareholders shall procure that a record is made of all decisions taken at Shareholders' Meetings and shall ensure that such records are inserted into a minute book kept for that purpose.


7      BOARD OF DIRECTORS

       7.1     The Board of the Company shall consist of at least 4 persons.

       7.2 Guy shall be the chairman of the Board and function as the Company's chief executive officer and managing director. If there is an equality of votes on any resolution tabled at any Board meeting, Guy shall have a second or casting vote.

       7.3 Meetings of the Board shall be held at least once every month in accordance with the provisions of the Articles from time to time, it being agreed by the parties that Technor's duly appointed director shall be entitled to participate at such meetings either in person or telephonically.

       7.4 At least 7 days' prior written notice of each Board meeting shall be given by the Company to all the directors, which notice shall set forth any matters of a material nature to be considered or resolved by the Board at such meeting.

       7.5     For so long as :

               7.5.1 Albert owns at least 5 % of the shares in the entire issued ordinary share capital of the Company he shall be entitled to be or to appoint a director of the Company;

               7.5.2 Gerritt owns at least 5 % of the shares in the entire issued ordinary share capital of the Company he shall be entitled to be or to appoint a director of the Company;

               7.5.3 Guy owns at least 5 % of the shares in the entire issued ordinary share capital of the Company he shall be entitled to be or to appoint a director of the Company;

               7.5.4 Technor owns at least 5 % of the shares in the entire issued ordinary share capital of the Company it shall be entitled to appoint a director of the Company.

       7.6 Each Shareholder shall be entitled to remove and to replace any director so appointed by it from time to time and to appoint an alternate to such director. Any such appointments or removals shall be made by written notice to the Company signed by the Shareholder in question and shall be operative as soon as such written notice is received by the Company.

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                                                                          Page 9


       7.7 There shall be no quorum at any meetings of the Board unless directors (or their alternates) who have been appointed by Shareholders who hold at least 75% of the shares in the ordinary share capital of the Company are present.

       7.8 No business shall be transacted at a directors' meeting unless a quorum is present at the commencement of and throughout that meeting.

       7.9 Each director on the Board shall have 1 vote and resolutions of the Board shall, subject to 9, require it to be approved by a majority of the directors of the Company (or their alternates) present and voting in order to be of force or effect.

       7.10 The Board shall ensure that a record is made of all decisions taken at meetings of the Board and shall ensure that such records are inserted into a minute book kept for that purpose.


8      DISPOSAL OR SALE OF ASSETS

       8.1 The Board shall not, save with the approval of a general meeting of the Company and subject to 8.2 for so long as the option agreement referred to in 2.2 and 10.1 remains in force, have the power to dispose of -

               8.1.1 the whole or substantially the whole of the undertaking of the Company;

               8.1.2 the whole or the greater part of the assets of the Company or

               8.1.3  the WGT or any substantial part thereof.

               (collectively "the Assets").

       8.2 Should the Board secure the necessary approval referred to in 8.1 and desire to dispose of or receive a BONA FIDE third party offer ("the Third Party Offer") to purchase the Assets, then the Board shall first offer the Assets to Technor for the same consideration and on the same terms and conditions set out in the Third Party Offer ("the Second Offer"), it being specifically recorded by the parties hereto that any such Second Offer shall not preclude Technor from exercising its option in terms of the agreement referred to in 2.2 and 10.1. at any time subject to the terms of such agreement.

       8.3 The Second Offer may only be accepted within 180 days from receipt of the Second Offer. Should the Second Offer not be accepted by Technor, or should the Board not receive notification of acceptance thereof within such 180 day period, then the Board shall be entitled to sell or otherwise dispose

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               of the Assets for the consideration and on the terms and
               conditions set out in the Third Party Offer, provided that -

               8.3.1 the sale is concluded within 60 days after the end of the 180 day period referred to in 8.3;

               8.3.2 if a sale is not concluded within the 60 day period referred to in 8.3.1, then the Assets may not be sold to the third party in question or any other third party and if the Board once again wishes to sell the Assets it may only do so in accordance with the this clause 8.


9      ENTRENCHED PROVISIONS

       9.1 The parties agree that, unless Shareholders holding not less than 75% of the shares in the issued share capital of the Company vote in favour of the appropriate resolution, the Shareholders and/or the Directors shall not -

               9.1.1  amend the Articles;

               9.1.2 sell, alienate or pledge all or any of the assets of the Company or the rights belonging thereto or connected therewith;

               9.1.3 change the nature of the business of the Company or carry on any other business which is not directly related to the business of the Company;

               9.1.4  wind-up the Company on a voluntary basis;

               9.1.5 create third party debts, debentures, liens or encumbrances;

               9.1.6 mortgage, pledge or otherwise encumber the assets of the Company;

               9.1.7  change the Auditors;

               9.1.8 purchase any business or asset, other than in the ordinary, normal and regular course of the business of the Company, or enter into any lease in terms of which any item will be leased, otherwise than in the ordinary, normal and regular course of the business of the Company;

               9.1.9 enter into any lease of movable or immovable property (save for that of rental of office premises) in terms of which the total rental payable is in excess of R
                      10 000,00 per month;

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               9.1.10 enter into, extend, renew or modify any long-term
                      (exceeding 6 months) contracts, other than in the normal, ordinary and regular course of the business of the Company and any unusual or onerous contract;

               9.1.11 subscribe for or purchase shares or debentures issued by any company or other body corporate;

               9.1.12 enter into any transaction outside the normal, ordinary and regular course of its business;

               9.1.13 suspend or cease or abandon any business or part thereof carried on by the Company;

               9.1.14 furnish any suretyship or guarantees for the obligations of any third party;

               9.1.15 issue any indemnities by the Company or undertaking of any other similar obligations;

               9.1.16 institute any legal proceedings of any nature whatsoever other than those arising in the ordinary, normal and regular course of the business of the Company;

               9.1.17 change the basis of accounting which was used by the
                      Company for its previous accounting periods;

               9.1.18 change the financial year of the Company;

               9.1.19 employ or dismiss any executive or employee of the
                      Company;

               9.1.20 pay any bonus or increase in salary to any employee of the Company;

               9.1.21 permit any borrowings by the Company;

               9.1.22 dispose of assets other than in the ordinary and regular course of the business of the Company (subject to always to 8.2);

               9.1.23 approve of budgets of the Company from time to time and deviations therefrom;

               9.1.24 delegate any powers in respect of the matters set out in this clause.

       9.2 The Shareholders undertake not to increase or decrease or alter the authorised or issued share capital of the Company or issue any securities

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               convertible into or exchangeable for share capital in the Company for so long as the option agreement referred to in 10.1 remains in force without the prior written consent of Technor


10     PRE-EMPTIVE RIGHTS

       10.1 The parties record that an option agreement was signed between them on 1 June 1998 in terms of which Technor was granted the non-transferable and non-assignable right and option to acquire 100% of the issued share capital of the Company in two tranches of 25% and 75% each.

       10.2 Notwithstanding anything to the contrary contained in the Articles or in this Agreement and subject always to the provisions of the option agreement referred to in 10.1, a Shareholder ("the Offeror") shall not be entitled to sell, alienate or in any other manner dispose of or transfer any share in the Company unless-

               10.2.1 all the shares ("the Offer Shares") beneficially owned by the Offeror in the Company; and

               10.2.2 all the Offeror's ordinary loans ("the Offer Loans") to the Company,

               have first been offered in writing ("the Offer") to the other Shareholders ("the Offerees") pro rata to their respective shareholdings.

       10.3    The Offer shall -

               10.3.1 be irrevocable for a period of 30 days after the date of its receipt by the Offeree(s);

               10.3.2 be at a price -

                      10.3.2.1 in the case of the Offer Shares, the price specified by the Offeror in the Offer; and

                      10.3.2.2 in the case of the Offer Loans, specified by the Offeror in the Offer, which shall not exceed the face value thereof;

               10.3.3 be subject to the conditions that -

                      10.3.3.1 the whole and not a part only of the Offer is accepted;

                      10.3.3.2 the purchase price is payable in cash (in the currency of the RSA) against registration of transfer of the Offer

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                                   Shares and cession of the Offer Loans to the
                                   Offeree(s) in the applicable proportions;

               10.3.4 not be subject to any other terms or conditions of any nature whatever without the prior written consent of
                      (all) the Offeree(s).

       10.4 If there is more than one Offeree and any one of them does not accept the Offer to purchase his proportionate share of the Offer Shares and the Offer Loans, then the remaining Offerees shall be entitled within 7 days after -

               10.4.1 they have all been notified of that fact; or

               10.4.2 the expiration of the 30 day period referred to in
                      10.3.1,

               whichever is the earlier, to purchase a proportionate share of the Offer Shares and the Offer Loans at the price and on the conditions stated in 10.3 until all the Offerees have or have not exercised their rights to accept the Offer.

       10.5 Should the Offeree(s) not accept the whole of the Offer, then the Offeror will be entitled, within 30 days after that non-acceptance, to sell and transfer all (but not a part only) of the Offer Shares and the Offer Loans to a bona fide third party but only at a price which is not less than that referred to in the Offer and on the same conditions stated in 10.3.

       10.6 Should a sale be made by the Offeror in terms of this clause 10, the Board shall not be obliged to register the transfer of the Offer Shares and the Offer Loans unless -

               10.6.1 the Purchaser has agreed in writing to be bound by the terms and conditions of this Agreement;

               10.6.2 it has been satisfied in such manner as it may reasonably require that such sale is BONA FIDE and conforms to the requirements of this clause 10; or

               10.6.3 it has good grounds (which shall be given) for stating that the admission of the proposed transferee is not in the interests of the Company.

       10.7 Should the Offeror not sell all the Offer Shares and Offer Loans within the 30 days referred to in 10.5, then the provisions of this clause 10 shall again apply, MUTATIS MUTANDIS, to all the Offeror's shares in and loans to the Company.

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11     CALL OPTIONS

       11.1 Should Albert die, or become permanently disabled such that he is unable to meaningfully participate in the affairs of the Company or cease to be employed by the Company for whatsoever other reason, then Gerrit shall have an option ("the Call Option") to purchase all of Albert's shares in and claims on loan account against the Company ("the Option Shares and Claims") on the following terms and conditions:

               11.1.1 should Gerrit wish to exercise the Call Option he shall do so by delivering written notice to that effect to Albert or the executor of his estate, as the case may be, at any time after the event referred to above and with effect from the date of that notice ("the Call Option Date") a sale of all of the Option Shares and Claims to Gerrit shall result, at the price and on the terms and conditions determined by agreement between Albert or the executor of his estate, as the case may be, and Gerrit, but failing agreement within 30 days of the Call Option Date, at the price determined by the Auditors, who shall determine the fair market value of the Option Shares and Claims taking into account all factors they deem relevant including, but without limiting the generality of the aforegoing, net asset value, any agreements concluded by the Company but not yet implemented which may have a material effect on the value of the Option Shares and Claims, price earnings multiples applicable to companies quoted on the Johannesburg Stock Exchange where those companies carry on businesses similar to the business carried on by the Company at the Call Option Date and the competitive position of the Company in the industry, and the decision of the Auditors shall be final and binding on the parties;

               11.1.2 the purchase price for the Option Shares and Claims shall be paid by Gerrit to Albert or the executor of his estate, as the case may be, in cash within 7 days of the price being agreed or determined against delivery of share certificates in respect of the shares in question together with duly signed share transfer forms and a cession of the claims in question.

       11.2 Should Gerritt die, or become permanently disabled such that he is unable to meaningfully participate in the affairs of the Company, then Albert shall have an option to purchase all of Gerritt's shares in and claims against the Company ("the Option Shares and Claims") on the terms and conditions set out in 11.1, MUTATIS MUTANDIS, save that each reference to "Albert" shall be a reference to "Gerritt".

       11.3 Should both Albert and Gerritt die within 14 Business Days of each other, or become permanently disabled such that they are unable to meaningfully

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                                                                         Page 15


               participate in the affairs of the Company within 14 Business Days of each other, then Guy shall have an option to purchase all of Albert's and Gerritt's shares in and claims against the Company ("the Option Shares and Claims") on the terms and conditions set out in 11.1, MUTATIS MUTANDIS, save that each reference to "Albert" shall be a reference to "Albert and Gerrit", and each reference to "Gerrit" shall be a reference to "Guy".

       11.4 Should Guy die, or become permanently disabled such that he is unable to meaningfully participate in the affairs of the Company or cease to be employed by the Company for whatsoever other reason, then the Albert and Gerrit shall have an option to purchase all of Guy's shares in and claims against the Company on the terms and conditions set out in 11.1 MUTATIS MUTANDIS, save that each reference to "Albert" shall be a reference to "Guy", and each reference to "Gerrit" shall be a reference to "Albert and Gerrit".


12     ARTICLES OF ASSOCIATION

       Should the provisions of this Agreement conflict with the provisions of the Articles in force from time to time, then the provisions of this Agreement shall prevail and any party shall be entitled to require the passing of a special resolution to make the appropriate amendments to the Articles to resolve the conflict in question.


13     DIVIDEND POLICY

       The parties agree that, unless the Shareholders decide otherwise from time to time, the Company shall not declare and pay a dividend unless the Shareholder's Loans are in the Shareholders' Proportion.


14     EMPLOYMENT

       14.1 Albert and Guy shall both be employed on a full time basis by the Company substantially on the terms and conditions set out in the employment contracts attached hereto as SCHEDULE "2" and SCHEDULE "3".

       14.2 The Company shall procure that the Auditors (acting as experts and not arbitrators) independently assess and determine the total remuneration package payable to Albert and Guy in terms of the said employment contracts. Such determination shall be final and binding on all parties to this Agreement.

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       14.3    Until such determination has been made, Albert and Guy shall continue to be employed by the Company on the same terms and conditions that were in force on the Effective Date.


15     RESTRAINT

       15.1 Each of the parties to this Agreement undertakes to the other parties that for a period of 5 years from the Effective Date it will not, either alone or jointly or together with or as agent for any other person, partnership, body corporate or association of any nature whatsoever -

               15.1.1 be engaged, interested or concerned, whether financially or otherwise or whether directly or indirectly, in;

               15.1.2 be a director of or a shareholder in a company carrying on or concerned directly or indirectly with;

               15.1.3 solicit any employee or customer of the Company;

               15.1.4 act as a consultant or adviser to -

                      any -

                              (A) business which is the same as or similar to the business carried on by the Company;

                              (B) company or other body corporate carrying on a business of the nature referred to in (A).

       15.2 The restraints referred to in 15.1 shall only apply to the RSA, Botswana, Lesotho, Zimbabwe, Namibia and Swaziland.

       15.3 Each party records that the undertaking given in terms of 15.1 is -

               15.3.1 fair and reasonable as regards its nature, restraint and period;

               15.3.2 necessary to protect the other parties' interests.

               15.4 The undertaking set out in 15.1 is subject to the condition that it will not prevent any of the parties at any time from being the beneficial shareholder or not more than 5% in the aggregate of the equity share capital of any company, one of whose business is the same as or similar to the business of the Company, and whose shares are listed on The Johannesburg Stock Exchange.

               15.5   Each of the restraints set out in 15.1 -

                      15.5.1 shall be construed as severable and divisible and given effect to as such;

                      15.5.2 shall not be cancelled as a result of the termination of this Agreement for any reason whatsoever;

                      15.5.3 shall be enforceable by any of the parties or their assignees notwithstanding any such termination.


16     ARBITRATION

       16.1 Any dispute between the parties in regard to any matter arising out of this Agreement or its interpretation or their respective rights and obligations under this Agreement or its cancellation or any matter arising out of its cancellation, shall be submitted to and decided by arbitration.

       16.2 There shall be 1 arbitrator who shall be, if the question in issue is -

               16.2.1 primarily an accounting matter, an independent chartered accountant of not less than 15 years' standing;

               16.2.2 primarily a legal matter, a practising attorney or
                      advocate of not less than 15 years' standing;

               16.2.3 primarily a technical matter, a suitably qualified
                      person;

               16.2.4 any other matter, a suitably qualified person.

       16.3 The appointment of the arbitrator shall be agreed upon between the parties, but failing agreement between them within a period of 14 days after the arbitration has been demanded, either of the parties shall be entitled to request the chairman for the time being of the Johannesburg Bar Council to make the appointment and, in making his appointment, to have regard to the nature of the dispute.

       16.4 Subject to the other provisions of this clause 16, each arbitration shall be held in Johannesburg in accordance with the provisions of the Arbitration Act, 1965, as amended.

       16.5 The decision of the arbitrator shall be final and binding on the parties, and may be made an order of any Court of competent jurisdiction. Each of the parties hereby submits itself to the jurisdiction of the Witwatersrand Local

               Division of the High Court of the RSA should the other party wish to make the arbitrator's decision an order of that court.


17     BREACH

       17.1 Should any party commit a breach of this Agreement and fail to remedy that breach within 7 days after receipt from the other parties of written notice calling upon him/it so to do, then the party aggrieved by that breach shall be entitled, in addition to and without prejudice to any right he/it may have as a result of that breach, either to -

               17.1.1 enforce the performance of the terms hereof; or

               17.1.2 cancel this Agreement and recover such damages as he/it may have sustained.

       17.2 The parties remedies under 17.1 shall not be exhaustive and shall be in addition and without prejudice to any other remedies they may have whether for damages or otherwise.


18     NON-VARIATION

       No alteration or variation to, or consensual cancellation of, this Agreement shall be of any force or effect unless it is recorded in writing and signed by all the parties to this Agreement.


19     DOMICILIUM AND NOTICES

       19.1 The parties choose the address set out below as the address at which all notices and other communications must be delivered for the purposes of this Agreement -

               19.1.1 Albert at 20 Van Rooy Street, Potchefstroom or Telefax
                      Number (0148) 297 2121;

               19.1.2 the Company at Lower Ground Floor, Exide Place, 1 Ernst
                      Oppenheimer Drive, Bruma Lake, Johannesburg or Telefax
                      (011) 622-8973;

               19.1.3 Gerrit at 20 Van Rooy Street, Potchefstroom or Telefax
                      Number (0148) 297 2121;

               19.1.4 Guy at 4A, Redhill Road, Morningside, Sandton, 2128 or
                      Telefax No. (011) 783-1719;

               19.1.5 Technor at Satraangsvagen 88, S-18237
                      Danderyd, Sweden, or Telefax Number (08) 455-90005

       19.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

       19.3 Any notice to a party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its chosen address, shall be deemed to have been received on the day of delivery.

       19.4 Any notice sent by telefax to a party at its telefax number shall be deemed (unless the contrary is proved) to have been received -

               19.4.1 if it is transmitted during normal business hours, within
                      2 hours of transmission;

               19.4.2 if it is transmitted outside normal business hours, within 2 hours of the commencement of normal business hours on the first Business Day after it is transmitted.

       19.5 The parties choose the physical address set out opposite its name in 19.1 as the address at which legal process must be delivered for the purpose of this Agreement.

       19.6 The parties shall be entitled at any time to change their addresses for the purposes of this clause 19 to any other address in the RSA by giving written notice to that effect to the other.


20     GENERAL

       20.1 Any latitude or extension of time which may be allowed by any party shall not under any circumstances whatsoever act as an estoppel or be a waiver of that party's rights hereunder.

       20.2 The parties to this Agreement undertake to treat all matters relating to this Agreement and the schedules hereto as being confidential and, therefore, shall not, without the written approval of the others, disclose the provisions hereof to any third party.

       20.3 This Agreement constitutes the entire contract between the parties as regards its subject matter and no other conditions, warranties, guarantees and representations shall be of any force or effect other than those which are included herein.

       20.4 All the transactions and arrangements contemplated in this Agreement constitute one indivisible transaction.


21     INTERPRETATION

       21.1    In this Agreement, unless the context requires otherwise -

               21.1.1 words importing any one gender shall include the other two genders;

               21.1.2 the singular shall include the plural and vice versa;

               21.1.3 a reference to natural persons shall include created entities (corporate and unincorporate) and vice versa.

               21.1.4 "day" means any day other than a Saturday, Sunday or any official public holiday within the RSA;

               21.1.5 any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

               21.1.6 if any provision in a definition is a substantive
                      provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of this Agreement;

               21.1.7 when any number of days is prescribed in this Agreement, that number of days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or official public holiday, in which event the last day shall be the next succeeding day which is not a Saturday, Sunday or official public holiday;

               21.1.8 expressions or words defined in this Agreement shall bear the same meaning in the schedules to this Agreement which do not themselves contain definitions.

       21.2 The headings in this Agreement have been inserted for convenience only and shall not be used for nor assist or affect its interpretation.

22     GOVERNING LAW AND JURISDICTION

       22.1 The validity of this Agreement, its interpretation, the respective rights and obligations of the parties and all other matters arising in any way out of this undertaking or its performance shall be determined in accordance with the laws of the RSA.

       22.2 The parties hereby consent and submit to the jurisdiction of the Witwatersrand Local Division of the High Court of the RSA for the purposes of all or any legal proceedings arising from or concerning this Agreement.


23     COSTS

       Each party shall bear its own costs of and incidental to the negotiating, preparing and drawing of this Agreement.


24     COUNTERPARTS

       This Agreement may be executed in any number of counterparts which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via telefax with the intention that it will have the same effect as the delivery of an original counterpart hereof.


SIGNED at                          on                  1998



                                   --------------------------------
                                   ALBERT VAN URK

SIGNED at                          on                  1998



                                   --------------------------------
                                   GERRIT VAN URK


SIGNED at                          on                  1998



                                   --------------------------------
                                   GUY REDFORD


SIGNED at                          on                  1998



                                   For:  TECHNOR INTERNATIONAL INC.


                                   --------------------------------
                                   Signatory:
                                   Capacity:
                                   Authority:

SIGNED at                          on                  1998



                                   For: WASP INTERNATIONAL (PTY) LTD


                                   --------------------------------
                                   Signatory:
                                   Capacity:
                                   Authority:

                                                                      SCHEDULE 1



                        THE COMPANY'S ARTICLES OF ASSOCIATION